UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CONMED CORPORATION

(Name of Registrant as Specified In Its Charter)

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CONMED CORPORATION

NOTICE OF CHANGE IN LOCATION OF ANNUAL MEETING OF SHAREHOLDERS

As previously announced, the Annual Meeting of Shareholders of CONMED Corporation (the “Company”) will be held on Thursday, May 21, 2020 at 1:30 p.m (Eastern Daylight Time time). NOTICE IS HEREBY GIVEN that, due to the public health and safety concerns arising from the COVID-19 pandemic, and the New York State Executive Orders banning non-essential public gatherings, the location and format of the Annual Meeting has been changed, and the Annual Meeting will be conducted in a virtual-only format.

As described in the proxy materials for the Annual Meeting distributed on April 10, 2020, shareholders of record at the close of business on the record date of April 3, 2020, may participate in the Annual Meeting remotely by accessing the online meeting platform at http://www.meetingcenter.io/244328739, clicking on the “I have a login” button and entering the password CNMD2020, along with the 16-digit control number found on their proxy card. Beneficial holders who hold their shares in “street name” (i.e., through an account at a broker or other nominee), should follow their broker’s or nominee’s instructions they previously received to obtain their 16-digit control number or otherwise attend through the broker or nominee. Individuals who are not shareholders of record as of April 3, 2020 or registered beneficial holders may attend the Annual Meeting remotely as a “Guest” in listen-only mode by accessing the online platform at http://www.meetingcenter.io/244328739, clicking on the “I am a Guest” button and entering the requested information on the following screen. In order to ensure that there is sufficient time to respond to questions from shareholders, guests will not be permitted to ask questions.

Shareholders will be able to ask questions and vote during the Annual Meeting by following the instructions provided on the online platform. Questions may be submitted both in advance of and during the Annual Meeting by accessing the online platform at http://www.meetingcenter.io/244328739, logging in as a “Shareholder” (as described above) and submitting the question through the “Ask a Question” field. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered at once. Shareholders will also be able to access the list of shareholders through the online platform during the Annual Meeting.

We urge shareholders to log on 15 minutes prior to the start of the Annual Meeting. Technical assistance will be available beginning at 1:15 p.m. EDT on May 21, 2020 through the online platform, and will remain available through the completion of the Annual Meeting.

Copies of the Annual Meeting proxy materials, including the proxy statement, Annual Report, Rules of Conduct and Instructions for the Annual Meeting, are posted on the online platform as well as CONMED’s Investor Relations webpage at https://www.conmed.com/en/about-us/investors/investor-relations. The proxy card included with the previously distributed proxy materials will not be updated to reflect the change in format to the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting. Even if you plan to participate in the Annual Meeting, we request that you vote your shares as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that Shareholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

/s/ Daniel S. Jonas

Daniel S. Jonas

Executive Vice President, Legal Affairs, General Counsel & Secretary

May 11, 2020

This Supplemental Notice relates to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of CONMED Corporation (the “Company”) dated April 10, 2020 and made available to the Company’s shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on May 21, 2020. This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and made available to the Company’s shareholders on or about May 11, 2020. Except as amended or supplemented by the information contained in this supplement, all information in the Proxy Statement continues to apply and should be considered in voting your shares.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT